Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	FAX (713) 651-0849 TELEPHONE (713) 651-9191

Consent of Independent Petroleum Engineers

To the Board of Directors

California Resources Corporation:

We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of references to our name and to our letter dated February 13, 2018 relating to our audit of California Resources Corporation’s 2018 oil and gas proved reserves.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

August 14, 2019

SUITE 800, 350 7TH AVENUE, S.W. 621 17TH STREET, SUITE 1550	CALGARY, ALBERTA T2P 3N9 DENVER, COLORADO 80293-1501	TEL (403) 262-2799 TEL (303) 623-9147	FAX (403) 262-2790 FAX (303) 623-4258